UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 17, 2005


                        CBL & ASSOCIATES PROPERTIES, INC.

             (Exact Name of Registrant as Specified in its Charter)

          Delaware                    1-12494                62-154718
(State or Other Jurisdiction      (Commission File       (I.R.S. Employer
 of Incorporation)                 Number)                Identification No.)

           Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421 (Address of principal executive office, including zip code)

                                 (423) 855-0001
              (Registrant's telephone number, including area code)

                                       N/A
              (Former name, former address and former fiscal year,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     CBL & Associates Properties, Inc. ("CBL") announced on October 17, 2005, that it had entered into definitive agreements to acquire three malls from Copaken, White & Blitt and affiliates. CBL will purchase Oak Park Mall in Overland Park (Kansas City), KS; Hickory Point Mall in Decatur, IL; and Eastland Mall in Bloomington, IL, for a total consideration of approximately $516.9 million, including estimated closing costs. The transaction is expected to close in November, subject to customary closing conditions.

     CBL will fund the acquisition through $79.3 million of cash, the assumption of approximately $386.0 million of new long-term, fixed-rate non-recourse mortgage debt and the issuance of $51.7 million of Series K Special Common Units ("K-SCUs") of CBL & Associates Limited Partnership (the "Operating Partnership").

     The K-SCUs will be issued based on an agreed-upon value of $47.50 per K-SCU. The K-SCUs will pay a dividend at a rate of 6.0%, or $2.85 per K-SCU, for the first year following the close of the transaction and 6.25%, or $2.96875 per K-SCU, thereafter. CBL will issue approximately 1.09 million K-SCUs. When the quarterly distribution on CBL's common stock exceeds the quarterly K-SCU distribution for four consecutive quarters, the K-SCUs will receive distributions thereafter at the rate equal to that paid on CBL's common stock. At any time following the first anniversary of the closing date, the holders of the K-SCUs may exchange them, on a one-for-one basis, for shares of CBL's common stock or, at CBL's election, their cash equivalent.

     Apart from the transactions described herein, CBL and its affiliates have no other material relationships with the sellers or any of their affiliates.

     The press release announcing this transaction is attached as exhibit 99.1.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

     Not  applicable

(b)  Pro Forma Financial Information

     Not applicable

(c)  Exhibits


99.1 Press Release - CBL & Associates Properties To Acquire Three-Mall Portfolio For $516.9 Million

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 CBL & ASSOCIATES PROPERTIES, INC.


                                        /s/ Farzana K. Mitchell
                               ------------------------------------------
                                           Farzana K. Mitchell
                                    Senior Vice President - Finance






Date: October 21, 2005